Exhibit 99.2

                   Tasty Baking Company Announces Relocation
                      to New, State-of-the-Art Facilities
                        at the Navy Yard in Philadelphia

          New Manufacturing Facility is Expected to Improve Production
                            Efficiency and Innovation

    PHILADELPHIA--(BUSINESS WIRE)--May 9, 2007--Tasty Baking Company (NasdaqGM: TSTY) announced today that it has entered into an agreement with Liberty Property/Synterra Limited Partnership to relocate its Philadelphia operations to leased facilities at The Navy Yard, which is a commercial and industrial development center in Philadelphia. The Navy Yard will be home to a newly constructed, state-of-the-art Tastykake bakery and a "green" corporate headquarters, representing a milestone in the company's history.

    The plan to relocate the Philadelphia operations is the result of a comprehensive operational review of strategic manufacturing options, which was announced a year ago. The company currently produces the vast majority of its products at a six-story manufacturing facility that was built in 1922 and utilizes 15 production lines.

    James E. Ksansnak, Chairman of the Tasty Baking Company Board of Directors, said, "We look forward to the opportunities that the new bakery will provide for Tasty Baking Company. This relocation plan is the culmination of a significant and comprehensive effort by management with heavy involvement from the entire Board. It provides a platform for future investment, growth and increased profitability, helping to improve the long-term financial health of the business."

    At a news conference today, Tasty Baking Company President and CEO Charles P. Pizzi will be joined by Pennsylvania Governor Ed Rendell; Philadelphia Mayor John Street; and the Chairman, CEO, and President of Liberty Property Trust, William Hankowsky, to unveil plans for the new Tasty Baking Company facilities and other related development investments at The Navy Yard.

    The capital investment for the baking equipment and other project-related expenditures are expected to be approximately $75 million. The project will be funded through the combination of a multi-bank loan commitment led by Citizens Bank, as well as $32 million in low-interest development loans provided in part by the Commonwealth of Pennsylvania and the Philadelphia Industrial Development Corporation (PIDC). In addition, Tasty Baking Company has been awarded a $600,000 Opportunity Grant by the Commonwealth of Pennsylvania.

    "A new manufacturing and distribution facility is the critical next step in the transformation of Tasty Baking Company and our goal to increase shareholder return," said Mr. Pizzi. "During the course of the last four years, we have assembled a strong Board of Directors and management team. Together, we have significantly improved the company's financial position and developed a comprehensive technological platform to operate the business. The new facilities will be instrumental in moving to the next stage of the company's growth.

    "We believe that investments in consumer marketing, product and packaging innovation, and technology will generate increased sales opportunities as we continue to align Tastykake products with consumer lifestyle trends and lay the groundwork for future expansion opportunities."

    Tasty Baking Company has entered into a 26-year lease with Liberty/Synterra for a 345,500 square foot building on 25 acres, which will include the production facility, a warehouse and a distribution center. The building will be designed and built by Liberty/Synterra. When complete, the new bakery will house state-of-the-art production and packaging lines, as well as a distribution center. The design also includes a mezzanine that will allow public tours to view Tastykake production. Liberty/Synterra expects to begin site preparation for the project immediately and commence construction in late 2008, with a scheduled completion in late 2009. Tasty Baking Company expects the facility to be fully operational in 2010.

    In addition to facility leases, Tasty Baking Company plans to purchase new high-tech, modern baking equipment. This equipment is designed to increase product development flexibility and efficiency, while enabling the company to provide the same delicious taste that consumers have enjoyed and trusted for almost 100 years. Tasty Baking Company has engaged Fluor Corporation to assist with the engineering and installation logistics of the new bakery.

    For its corporate headquarters, the company also expects to lease from Liberty/Synterra 35,000 square feet in a new office building to be constructed in The Navy Yard Corporate Center. The new building will be developed as a high-performance, LEED-certified (Leadership in Energy and Environmental Design) "green" facility. It will employ energy efficient HVAC, water conservation, recycled building materials, and day-light harvesting, among other environmentally efficient features.

    The successful implementation of the new manufacturing operation in 2010 is expected to increase the company's overall operational efficiency. The new one-story facility with highly automated baking equipment will allow the company to reduce its production lines from 15 to 7 in the new facility, while providing capacity for future sales growth. Tasty anticipates that there will be a reduction of approximately 215 positions related to the transition to this new facility. Over the next three years, the company will manage attrition and contract labor in an effort to minimize the impact to its employees. The synergistic impact of the new design, modern equipment and updated distribution center will help drive the return on this project.

    David S. Marberger, Executive Vice President and Chief Financial Officer of Tasty Baking Company, said, "When completed, we anticipate annual pre-tax cash savings of approximately $13 to $15 million, net of the facility leases and before debt service. The annual cash savings realized will allow us to make meaningful investments to grow the sales and profits of the business."

    "The $32.6 million of public investment in this project has enabled Tasty Baking to leverage the significant private investments and has helped reduce the cost of debt related to this transaction. Also, the new facility will be located in a Keystone Opportunity Investment Zone, which will provide tax abatement through expiration in the year 2018," said Mr. Marberger.

    Mr. Pizzi concluded, "This transaction would not have been possible without the commitment of the Commonwealth of Pennsylvania; the City of Philadelphia; Liberty/Synterra; PIDC; the Binswanger
Corporation; and the bank group, led by Citizens Bank, which includes Bank of America and Sovereign Bank. We appreciate all of their efforts.

    "As we move forward with this transaction, our longstanding commitment to the neighborhood in which we have resided for over 85 years will continue. We will continue to support the Allegheny West Foundation as we identify the highest and best use of our present site for the betterment of the community."

    CONFERENCE CALL

    Tasty Baking Company management will host a conference call Wednesday, May 9, 2007, at 11:00 a.m. EDT to discuss the company's financial results and other business developments. Investors will have the opportunity to listen to the call over the Internet at Tasty Baking Company's web site, http://www.tastykake.com. On the company's homepage, click on "Webcast" under the "Our Company, Investor Relations" links. For those who cannot listen to the live web broadcast, a replay will be available shortly after the call and will remain available for ninety days on the company's website. To access a telephone replay, please call 1-888-203-1112 and enter the passcode "4708144." The telephone replay will be available from 2:00 p.m. on May 9, 2007, until Tuesday, May 15, 2007, at 11:59 p.m. EDT.

    ABOUT TASTY BAKING COMPANY

    Tasty Baking Company (NasdaqGM: TSTY), founded in 1914 and headquartered in Philadelphia, Pennsylvania, is one of the country's leading bakers of snack cakes, pies, cookies, and donuts with manufacturing facilities in Philadelphia and Oxford, Pennsylvania. Tasty Baking Company offers more than 100 products under the Tastykake brand name. For more information on Tasty Baking Company, visit www.tastykake.com. In addition, consumers can send Tastykake products throughout the United States from the company's website or by calling 1-800-33-TASTY.

    "Safe Harbor Statement" Under the Private Securities Litigation Reform Act of 1995

    Except for historical information contained herein, the matters discussed herein are forward-looking statements (as such term is defined in the Securities Act of 1933, as amended) that are subject to risks and uncertainties that could cause actual results to differ materially from those stated or implied herein. There are a number of factors that may cause actual results to differ from these forward-looking statements, including, without limitation, the costs to lease and fit-out a new facility and relocate thereto, the risks of business interruption while transitioning to a new facility, possible disruption of production efficiencies arising out of the company's announcement of and subsequent reduction in workforce, the costs and availability of capital to fund improvements or new facilities, the success of marketing and sales strategies and new product development, the ability to enter new markets successfully, the price of raw materials, and general economic and business conditions. Other risks and uncertainties that may materially affect the company are provided in the company's annual reports to shareholders and the company's periodic reports filed with the Securities and Exchange Commission from time to time, including, without limitation, reports on Forms 10-K and 10-Q. Please refer to these documents for a more thorough description of these and other risk factors. There can be no assurance that the company will succeed in implementing its manufacturing and sales strategies or that estimated operating cash savings will be realized. The company assumes no obligation to update publicly or revise any forward-looking statements.

    CONTACT: Tasty Baking Company
             Mary C. Borneman, 215-221-8537
             Manager, Investor & Public Relations
             mary.borneman@tastykake.com
             or
             David S. Marberger, 215-221-8500
             Chief Financial Officer
             or
             Chad Ramsey, 215-221-8500
             Director, Investor Relations